Exhibit 1.1

EXECUTION COPY

CABLEVISION SYSTEMS CORPORATION

(a Delaware corporation)

$750,000,000 7.75% Senior Notes due 2018

and

$500,000,000 8.00% Senior Notes due 2020

UNDERWRITING AGREEMENT

Dated: April 12, 2010

CABLEVISION SYSTEMS CORPORATION

(a Delaware corporation)

$750,000,000 7.75% Senior Notes due 2018

and

$500,000,000 8.00% Senior Notes due 2020

UNDERWRITING AGREEMENT

April 12, 2010

J.P. MORGAN SECURITIES INC.

As Representative of the Underwriters Named in Schedule I

c/o J.P. Morgan Securities Inc.

383 Madison Avenue

New York, New York 10017

Ladies and Gentlemen:

Cablevision Systems Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to each of the Underwriters named in Schedule I hereto (collectively, “you” or the “Underwriters”), for whom J.P. Morgan Securities Inc. is acting as representative (in such capacity, the “Representative”), $750,000,000 aggregate principal amount of its 7.75% Senior Notes due 2018 and $500,000,000 aggregate principal amount of its 8.00% Senior Notes due 2020 (collectively, the “Securities”). The Securities are to be sold to each Underwriter, acting severally and not jointly, in the respective principal amounts as are set forth in Schedule I opposite the name of the Underwriter. The Securities are to be issued pursuant to an indenture dated April 2, 2010 between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto, dated as of the Closing Date (as defined in Section 2) (as so supplemented and amended, the “Indenture”). The Securities and the Indenture are more fully described in the Time of Sale Information and the Prospectus referred to below.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations of the Commission thereunder, a registration statement on Form S-3ASR (File No. 333-165887), including a prospectus, relating to the Securities. Such registration statement, at the time it became effective, including the information deemed to be part thereof at the time of its effectiveness pursuant to Rule 430A, 430B or 430C under the 1933 Act (“Rule 430 Information”), is referred to herein as the “Registration Statement”. The term “Preliminary Prospectus” means any prospectus filed with the Commission pursuant to Rule 424(b) under the 1933 Act included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the 1933 Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated April 12, 2010, and any “free-writing prospectus” (as defined pursuant to Rule 405 under the 1933 Act) listed on Annex B hereto as constituting part of the Time of Sale Information. “Time of Sale” means 5:28 p.m. (Eastern time) on the date of this Agreement.

Section 1. Representations and Warranties. (a) The Company represents and warrants to the Underwriters and agrees that:

(i) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act against the Company or related to the offering has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the 1933 Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in any Preliminary Prospectus.

(iii) The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in such Time of Sale Information.

(iv) The Company (including its agents and representatives, other than the Underwriters and their agents and representatives) has not prepared, made, used, authorized or approved and will not prepare, make, use, authorize or approve any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex B hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished in writing by an Underwriter to the Company expressly for use in any Issuer Free Writing Prospectus.

(v) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto, if any, for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act, and (iv) as of the Time of Sale, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the 1933 Act.

(vi) (i) At the time of filing the Registration Statement and (ii) as of the Time of Sale (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the 1933 Act).

(vii) The documents incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, when they were filed with the Commission conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder.

(viii) The Company is subject to Section 13 or 15(d) of the 1934 Act.

(ix) KPMG LLP, who have reported upon certain audited financial statements and schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus are an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(x) PricewaterhouseCoopers LLP, who have reported upon certain audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus were, at the date of such reports, an independent registered public accounting firm with respect to Newsday Media Group, within the meaning of the 1933 Act and the rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(xi) The consolidated historical financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved. The selected financial data included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus.

(xii) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with power and authority (corporate and other) under such laws to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus; and the Company is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise.

(xiii) The subsidiaries of the Company set forth on Schedule III are, as of the Time of Sale and as of the Closing Date, all of the “Restricted Subsidiaries”, as such term is defined in the Indenture. The subsidiaries of the Company set forth on Schedule IV, as of the Time of Sale and as of the Closing Date, are “Unrestricted Subsidiaries”, as such term is defined in the Indenture (the Restricted Subsidiaries and the Unrestricted Subsidiaries are hereinafter referred to collectively as the “Subsidiaries”). The Subsidiaries on Schedules III and IV with an asterisk by their names are the only subsidiaries of the Company which had at December 31, 2009 assets in excess of 10% of the consolidated assets of the Company and its subsidiaries as at that date or had, in the aggregate, for the fiscal year then ended revenues or operating cash flow in excess of 10% of consolidated revenues or consolidated operating cash flow of the Company and its subsidiaries for such period (such Subsidiaries are referred to herein as the “Material Subsidiaries”). In making this determination, any subsidiary acquired after December 31, 2009 shall be deemed to have been acquired as of such date.

(xiv) Each Material Subsidiary that is a corporation or limited liability company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization with power and authority under such laws to own, lease and operate its properties and conduct its business; and each such Material Subsidiary that is a corporation or limited liability company is duly qualified to transact business as a foreign corporation or limited liability company, as applicable, and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. All of the outstanding shares of capital stock or membership interests of each Material Subsidiary that is a corporation or limited liability company have been duly authorized and validly issued and are fully paid and nonassessable and, except as disclosed on Schedule III or IV to this Agreement or as disclosed or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity or encumbrance of any kind.

(xv) Each of the Material Subsidiaries in which the Company or a subsidiary of the Company is a limited or general partner (hereinafter called the “Partnerships”) has been duly formed and is validly existing as a limited or general partnership, as the case may be, under the laws of its jurisdiction of organization, with full power and authority to own, lease and operate properties and conduct its business; all necessary filings with respect to the formation of the Partnerships as limited or general partnerships (as the case may be) have been made under such laws; and each of the Partnerships is duly qualified to transact business and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure of such Partnerships to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise. Except as disclosed on Schedule III or IV to this Agreement or as disclosed or contemplated by the Registration Statement, the Time of Sale Information and the Prospectus, all of the partnership interests of each Material Subsidiary that is a partnership are owned by the Company, directly or through one or more subsidiaries, free and clear of any pledge, lien, security interest, mortgage, charge, claim, equity or encumbrance of any kind.

(xvi) The Company had at December 31, 2009 a duly authorized and outstanding capitalization as set forth in the Preliminary Prospectus and the Prospectus in the column labeled “As of December 31, 2009 – Historical” under the caption “Capitalization”; the Securities conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.

(xvii) The Securities have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided herein, the Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

(xviii) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

(xix) This Agreement has been duly authorized, executed and delivered by the Company.

(xx) The Indenture has been duly authorized by the Company, and, when duly executed and delivered by the Company and the trustee thereunder will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(xxi) Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus, except as otherwise stated therein or contemplated thereby, there has not been (A) any material loss or interference with the Company’s business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (B) any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change which the Company has reasonable cause to believe will involve any material adverse change, or any development involving a prospective material adverse change, in or affecting the financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, (C) any transaction entered into by the Company or any subsidiary, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (D) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

(xxii) Neither the Company nor any Subsidiary is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its properties may be subject, except for such defaults that would not have a material adverse effect on the financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise. The execution and delivery of this Agreement and the Indenture (collectively, the “Operative Documents”), the issuance and delivery of the Securities, the consummation by the Company of the transactions contemplated by the Operative Documents and the compliance by the Company with the terms of the Operative Documents have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the charter or by-laws of the Company or any Subsidiary, and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary under, (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it may be bound or to which any of its properties may be subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise) or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of its properties (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise) or (C) any material agreement or other material instrument (including any franchise agreement, license, permit or other governmental authorization granted by the Federal Communications Commission (hereinafter called the “FCC”), The New York State Public Service Commission on Cable Television or any other governing body having jurisdiction over cable television operations) binding upon the Company or any of its Subsidiaries (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a material adverse effect on the financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise).

(xxiii) The statements in the Registration Statement, the Preliminary Prospectus and the Prospectus under “Risk Factors” and “Description of Notes” and the statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 (the “2009 Form 10-K”), which is incorporated by reference in the Preliminary Prospectus and the Prospectus, under “Business — Competition — Cable Television”, “Business — Competition — Optimum Lightpath” and “Business — Regulation”, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, with respect to such legal matters, documents and proceedings, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(xxiv) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no authorization, approval, consent or license of any government, governmental instrumentality or court, domestic or foreign, is required (i) for the valid authorization, issuance, sale and delivery of the Securities in the United States, or (ii) for the execution, delivery or performance by the Company of this Agreement or the Indenture except for (A) such as have been obtained or made by the Company and are in full force and effect under the 1933 Act, (B) the qualification of the Indenture under the Trust Indenture Act of 1939, (C) registrations under state securities or blue sky laws and (D) any such consent, approval, authorization, order or registration the failure of which to obtain or make or the absence of which would result in no material adverse effect on the Company and its subsidiaries, considered as one enterprise.

(xxv) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best of the Company’s knowledge, threatened against or affecting the Company or any Subsidiary that the Company has reasonable cause to believe will result in any material adverse change in the consolidated financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or that will materially and adversely affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that the Company has reasonable cause to believe will materially adversely affect the consummation of the transactions contemplated in this Agreement.

(xxvi) The Company and the Subsidiaries each has good and marketable title to all material properties and assets described in the Registration Statement, the Time of Sale Information and the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Registration

Statement, the Time of Sale Information and the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; and any material real property and buildings under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not interfere, to an extent material to the Company and its subsidiaries, considered as one enterprise, with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

(xxvii) Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, the Company and the Subsidiaries each owns, possesses or has obtained all material agreements, governmental licenses, permits, certificates, consents, orders, approvals and other material authorizations (including, without limitation, all material governmental authorizations and agreements with public utilities and microwave transmission companies and pole access and rental agreements) necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted; and, except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither the Company nor any Subsidiary has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations.

(xxviii) To the best knowledge of the Company and except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no labor problem exists with its employees or with employees of the Subsidiaries that could reasonably be expected to materially and adversely affect the financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise.

(b) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

Section 2. Purchase, Sale and Resale of the Securities; Closing. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price to be paid by the Underwriters of 98%, the principal amount of Securities set forth opposite its name on Schedule I, plus accrued interest, if any, from April 15, 2010 plus any additional principal amount of Securities which it may become obligated to purchase pursuant to Section 10 hereof.

(b) Payment of the purchase price for, and delivery of, the Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place in The City of New York, at 9 a.m. on April 15, 2010 or at such other time not more than ten full business days thereafter as shall be agreed upon by the Company and the Representative, or as shall otherwise be provided in Section 10 (such date and time of payment and delivery being herein called the “Closing Date”). Payment shall be made by wire transfer of same day federal funds to the Company to an account designated by the Company to the Representative, against delivery of the Securities to the Underwriters for the respective accounts of the several Underwriters. The Securities shall be in minimum denominations of $2,000 or any integral multiple of $1,000 in excess thereof and registered in such names as the Representative may request in writing at least two full business days before the Closing Date.

(c) The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative is advisable, and initially to offer the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.

(d) Each of you hereby severally represents, warrants and agrees that (i) you have complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (“FSMA”), with respect to anything done by you in relation to the Securities in, from or otherwise involving the United Kingdom, and (ii) you have only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA) in connection with the issue or sale of any Securities to persons who (x) have professional experience in matters relating to investments, (y) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the FSMA (Financial Promotion) Order 2001 (as amended) or (z) are persons to whom the invitation or inducement may otherwise lawfully be issued or passed on.

Section 3. Certain Covenants of the Company. The Company covenants with the Underwriters as follows:

(a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the 1933 Act, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule II hereto) to the extent required by Rule 433 under the 1933 Act; and will timely file all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 5:00 P.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request in writing. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the 1933 Act and in any event prior to the Closing Date.

(b) The Company will deliver, without charge, upon written request, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case excluding all exhibits and consents filed therewith, and (B)

during the Prospectus Delivery Period (as defined below), as many copies of the Time of Sale Information and the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request in writing. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Securities by any Underwriter or dealer to purchasers who are not affiliates of any Underwriter; provided that the Prospectus Delivery Period shall end on the date that is 90 days after the date hereof.

(c) Before making, preparing, using, authorizing, approving or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Time of Sale Information or the Prospectus (other than a report or statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act), the Company will furnish to counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects.

(d) The Company will advise the Representative promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed (other than a report or statement required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act); (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, the Prospectus or the initiation or, to the knowledge of the Company, threatening of any proceeding for that purpose or pursuant to Section 8A of the 1933 Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Time of Sale Information, the Prospectus or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Time of Sale Information, the Prospectus or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as practicable the withdrawal thereof.

(e) If at any time during the Prospectus Delivery Period, (i) any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for you or counsel for the Company to amend or supplement the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) in order that the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (ii) it is necessary to amend or supplement the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) to comply with law, the Company will promptly notify the Underwriters thereof and prepare and file with the Commission and furnish to the Underwriters such amendment or supplement such that the statements in the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Prospectus (or the Time of Sale Information to the extent the Prospectus is not yet available) will comply with law. Except as otherwise required by the preceding sentence, the Company will not be obligated to update the Prospectus or the Time of Sale Information. Such updating may be done by means of the filing of one or more documents under the 1934 Act that are incorporated by reference in the Prospectus or Time of Sale Information.

(f) The Company will make generally available to its security holders and the Representative as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the 1933 Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(g) The Company will use its reasonable best efforts, in cooperation with you, to qualify the Securities for distribution under the applicable securities laws of such states and other jurisdictions as you may designate, if any, and to maintain such qualifications in effect for a period of not less than one year from the date of the Prospectus; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Securities have been qualified as above provided.

(h) The Company will not be or become, at any time prior to the expiration of three years after the Closing Date, an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

(i) The Company will apply the net proceeds that it receives from the offer and sale of the Securities in the manner set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”.

(j) The Company has been advised in writing by KPMG LLP, an independent registered public accounting firm to the Company, that the consolidated financial statements and schedules audited by them and included in the Company’s 2009 Form 10-K comply in form in all material respects with the applicable accounting requirements of the 1934 Act and the related published rules and regulations thereunder.

Section 4. Payment of Expenses. The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (b) the preparation, printing and filing of the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (c) the preparation, printing and distribution of this Agreement, the Indenture and the Securities, (d) the delivery of the Securities to the Underwriters, (e) the fees and disbursements of the Company’s counsel and accountants, (f) any fees charged by rating agencies for rating the Securities, (g) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee and the Transfer Agent, in connection with the Indenture and the Securities and (h) the preparation, printing and distribution of any Issuer Free Writing Prospectus to investors or prospective investors.

If this Agreement is terminated by you in accordance with the provisions of Section 5 or 9(a)(i) or by the Company in accordance with the provisions of Section 9(b), the Company shall reimburse the Underwriters for their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Securities that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company contained herein on the date hereof and on the Closing Date or in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following further conditions:

(a) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act shall be pending before or, to the knowledge of the Company, threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the 1933 Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the 1933 Act); and all requests by the Commission for additional information relating to the Registration Statement shall have been complied with to the reasonable satisfaction of the Representative.

(b) On the Closing Date, you shall have received a signed opinion and letter of Sullivan & Cromwell LLP, counsel for the Company, dated as of the Closing Date, to the effect set forth on Exhibit A.

(c) On the Closing Date, you shall have received a signed opinion of Victoria D. Salhus, Esq., Senior Vice President, Deputy General Counsel and Secretary for the Company, dated as of the Closing Date, to the effect set forth on Exhibit B.

(d) On the Closing Date, you shall have received a signed opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., as special communications counsel to the Company, dated as of the Closing Date, to the effect set forth on Exhibit C.

(e) On the Closing Date, you shall have received the favorable opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated as of the Closing Date, to the effect that the opinions delivered pursuant to Sections 5(a), 5(b) and 5(c) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the incorporation and legal existence of the Company, the Securities, this Agreement, the Indenture, the Registration Statement, the Time of Sale Information, the Prospectus, the documents incorporated by reference therein and such other related matters as you may require. In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and no opinion as to federal or state communications laws. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

(f) On the Closing Date, (i) the Prospectus, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Time of Sale Information or the Prospectus, any material adverse change or any development involving a prospective material adverse change, in or affecting the financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, (iii) the Company shall have complied with all agreements and satisfied all conditions set forth herein on its part to be performed or satisfied at or prior to the Closing Date and (iv) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Date. On the Closing Date, you shall have received a certificate of the Chief Executive Officer, President, a Vice Chairman or a Vice President, and the Treasurer or Controller, of the Company, dated as of the Closing Date, to such effect.

(g) You shall have received from KPMG LLP (i) at the time of execution of this Agreement, a letter dated the date hereof and in accordance with statement on Auditing Standards No. 72, as amended, in form and substance satisfactory to the Representative and (ii) on the Closing Date, a letter, dated as of the Closing Date, to the effect that KPMG LLP reaffirms the statements made in the letter furnished pursuant to Section 5(g)(i), except that the specified date referred to shall be a date not more than five business days prior to the Closing Date.

(h) You shall have received from PricewaterhouseCoopers LLP at the time of execution of this Agreement, a letter dated the date hereof and in accordance with statement on Auditing Standards No. 72, as amended, in form and substance satisfactory to the Representative.

(i) On or after the date hereof, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act, and (ii) no such organization shall have publicly announced that it is placing under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(j) On the Closing Date, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities contemplated in this Agreement and the matters referred to in Section 5(d) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company, or the fulfillment of any of the conditions herein contained.

If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

Section 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in any portion of the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, officers, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity agreement in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any portion of the Registration Statement, the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein.

(c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

Section 7. Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount hereunder with respect to the offering of the Securities bears to the offering price of the Securities, and the Company is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters under this Section 7 shall be several and not joint. For purposes of this Section, each person, if any, who controls an Underwriters within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director or officer of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

Section 8. Agreements to Survive Delivery. The agreements and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, or any Underwriter or controlling person within the meaning of Section 15 of the 1933 Act and will survive delivery of and payment for the Securities.

Section 9. Termination of Agreement. (a) You may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Date (i) if there has been, since the respective dates as of which information is given in the Time of Sale Information or the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable to market the Securities or enforce contracts for the sale of Securities, or (iii) if trading in any securities of the Company has been suspended by the Commission, the Financial Industry Regulatory Authority or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority or (iv) if a banking moratorium has been declared by either federal or New York authorities.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4. Notwithstanding any such termination, the provisions of Sections 6, 7 and 8 shall remain in effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail on the Closing Date to purchase the Securities that it or they are obligated to purchase pursuant to this Agreement (the “Defaulted Securities”), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

(a) if the aggregate principal amount of Defaulted Securities does not exceed 10% of the Securities to be purchased pursuant to this Agreement, the non-defaulting

Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective purchase obligation proportions bear to the purchase obligations of all non-defaulting Underwriters, or

(b) if the aggregate principal amount of Defaulted Securities exceeds 10% of the Securities to be purchased pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default that does not result in a termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed, on behalf of the Representative, to J.P. Morgan Securities Inc., 383 Madison Avenue, New York, New York 10017, attention of High Grade Syndicate Desk – 8th Floor, with a copy to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, attention of Robert Evans III, Esq. (fax: (646) 848-8830); and notices to the Company shall be directed to it at Cablevision Systems Corporation, 1111 Stewart Avenue, Bethpage, New York 11714, attention of Victoria D. Salhus, Esq. (fax: (516) 803-2577), Senior Vice President, Deputy General Counsel and Secretary, with a copy to Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, attention of John P. Mead, Esq. (fax: (212) 558-3588).

Section 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as principals and are not the agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) the Underwriters have not assumed or will not assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) and the Underwriters do not have any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 13. Parties. This Agreement is made solely for the benefit of the several Underwriters, the Company and, to the extent expressed, any person controlling the Company or any of the Underwriters, and the directors and officers of the Company, and their respective executors, administrators, successors and assigns and, subject to the provisions of Section 10, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from any of the several Underwriters of the Securities. All of the obligations of the Underwriters hereunder are several and not joint.

Section 14. Governing Law and Time. This Agreement shall be governed by the laws of the State of New York. Specified times of the day refer to New York City time.

Section 15. Captions. The captions included in this Agreement are included solely for convenience of reference and are not considered to be part of this Agreement.

Section 16. Counterparts. This Agreement may be executed in one or more counterparts and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

CABLEVISION SYSTEMS CORPORATION

By	/s/ Kevin Watson
Name:	Kevin Watson
Title:	Senior Vice President and Treasurer

Cablevision Systems Corp. - Underwriting Agreement

CONFIRMED AND ACCEPTED,

as of the date first above written:

J.P. MORGAN SECURITIES INC.

For itself and as Representative of the other Underwriters named in Schedule I hereto

By	/s/ Jessica Kearns
	Name:	Jessica Kearns
	Title:	Managing Director

Cablevision Systems Corp. - Underwriting Agreement

SCHEDULE I

Underwriter	Principal Amount of 7.75% Notes due 2018	Principal Amount of 8.00% Notes due 2020
J.P. Morgan Securities Inc.	$135,000,000	$90,000,000
Banc of America Securities LLC	75,000,000	50,000,000
Barclays Capital Inc.	75,000,000	50,000,000
Citigroup Global Markets Inc.	75,000,000	50,000,000
Credit Suisse Securities (USA) LLC	75,000,000	50,000,000
Goldman, Sachs & Co.	75,000,000	50,000,000
RBS Securities Inc.	75,000,000	50,000,000
UBS Securities LLC	75,000,000	50,000,000
SunTrust Robinson Humphrey, Inc.	33,750,000	22,500,000
U.S. Bancorp Investments, Inc.	33,750,000	22,500,000
Morgan Stanley & Co. Incorporated	22,500,000	15,000,000

Total	$750,000,000	$500,000,000

Schedule I

SCHEDULE II

Free Writing Prospectus

Dated April 12, 2010

Filed Pursuant to Rule 433

Registration Statement Number 333-165887

Final Term Sheet

Cablevision Systems Corporation

$750,000,000 7.75% Senior Notes due 2018 (the “2018 Notes”)

$500,000,000 8.00% Senior Notes due 2020 (the “2020 Notes”)

Issuer:	Cablevision Systems Corporation

Aggregate Principal Amount:	$750,000,000	$500,000,000

Title of Securities:	7.75% Senior Notes due 2018	8.00% Senior Notes due 2020

Final Maturity:	April 15, 2018	April 15, 2020

Coupon:	7.75% per annum	8.00% per annum

Issue Price:	100% of principal amount	100% of principal amount

Yield to Maturity:	7.75%	8.00%

Interest Payment Dates:	Semi-annually on each April 15, and October 15, beginning October 15, 2010	Semi-annually on each April 15, and October 15, beginning October 15, 2010

Proceeds to Issuer (Before Expenses):	$750,000,000 (100%)	$500,000,000 (100%)

Optional Redemption:	The Company may redeem some or all of the 2018 Notes at any time at make-whole redemption price (T+50).	The Company may redeem some or all of the 2020 Notes at any time at make-whole redemption price (T+50).

Use of Proceeds:	We estimate that our net proceeds from this offering will be approximately $1,224 million, after deducting the underwriting discounts and commissions and estimated expenses payable by us. We intend to use the net proceeds from this offering to address our upcoming debt maturities, including in the tender offer we have commenced for $1 billion of our 8% Senior Notes due 2012, and for general corporate purposes. We also expect to raise additional funds in the future, see “Use of Proceeds” in the Preliminary Prospectus Supplement.

Settlement Date:	T+3; April 15, 2010

Underwriters:	Joint Book-Running Managers J.P. Morgan Securities Inc. Banc of America Securities LLC Barclays Capital Inc.

Schedule II-1

Citigroup Global Markets Inc. Credit Suisse Securities (USA) LLC Goldman, Sachs & Co. RBS Securities Inc. UBS Securities LLC

Co-Managers SunTrust Robinson Humphrey, Inc. U.S. Bancorp Investments, Inc. Morgan Stanley & Co. Incorporated

CUSIP/ISIN:	12686CAZ2/US12686CAZ23	12686CBA6/US12686CBA62

Ratings (Moody’s / S&P):	B1/B+	B1/B+

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement, including a prospectus and a preliminary prospectus supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the preliminary prospectus supplement (or, if available, the prospectus supplement) if you request it by calling J.P. Morgan Securities Inc., collect at 1-212-834-4533; Banc of America Securities LLC, toll-free at 1-800-294-1322; Barclays Capital Inc., toll-free at 1-888-603-5847; Citigroup Global Markets Inc., toll-free at 1-800-831-9146; Credit Suisse Securities (USA) LLC, toll-free at 1-800-221-1037; Goldman, Sachs & Co., toll-free at 1-866-471-2526; RBS Securities Inc., toll-free at 1-866-884-2071; or UBS Securities LLC, toll-free at 1-877-827-6444 ext 561-3884.

Schedule II-2

SCHEDULE III

RESTRICTED SUBSIDIARIES

(* - material subsidiary)

1047 E 46TH STREET CORPORATION

151 S. FULTON STREET CORPORATION

2234 FULTON STREET CORPORATION

A-R CABLE SERVICES - NY, INC.

CABLEVISION AREA 9 CORPORATION

CABLEVISION FAIRFIELD CORPORATION

CABLEVISION LIGHTPATH - CT, INC.

CABLEVISION LIGHTPATH - NJ, INC.

CABLEVISION LIGHTPATH, INC.

CABLEVISION OF BROOKHAVEN, INC.

CABLEVISION OF HUDSON COUNTY, LLC

CABLEVISION OF LITCHFIELD, INC.

CABLEVISION OF MONMOUTH, LLC

CABLEVISION OF NEW JERSEY, LLC

CABLEVISION OF OAKLAND, LLC

CABLEVISION OF PATERSON, LLC

CABLEVISION OF ROCKLAND/RAMAPO, LLC

CABLEVISION OF WARWICK, LLC

CABLEVISION OF SOUTHERN WESTCHESTER, INC.

CABLEVISION OF WAPPINGERS FALLS, INC.

CABLEVISION SYSTEMS BROOKLINE CORPORATION

CABLEVISION SYSTEMS DUTCHESS CORPORATION

CABLEVISION SYSTEMS EAST HAMPTON CORPORATION

CABLEVISION SYSTEMS GREAT NECK CORPORATION

CABLEVISION SYSTEMS HUNTINGTON CORPORATION

CABLEVISION SYSTEMS ISLIP CORPORATION

CABLEVISION SYSTEMS LONG ISLAND CORPORATION

* CABLEVISION SYSTEMS NEW YORK CITY CORPORATION

CABLEVISION SYSTEMS SUFFOLK CORPORATION

CABLEVISION SYSTEMS WESTCHESTER CORPORATION

COMMUNICATIONS DEVELOPMENT CORPORATION

CSC ACQUISITION - MA, INC.

CSC ACQUISITION - NY, INC.

CSC ACQUISITION CORPORATION

CSC GATEWAY, LLC

* CSC HOLDINGS, LLC

* CSC OPTIMUM HOLDINGS, LLC 1

* CSC TKR, LLC 1

LIGHTPATH VOIP, LLC

NY OV LLC

OV LLC

1	Pledged under CSC Holdings, Inc.’s Credit Agreement dated February 24, 2006 and amended May 27, 2009.

Schedule III-1

PETRA CABLEVISION CORP.

SAMSON CABLEVISION CORP.

SUFFOLK CABLE CORPORATION

SUFFOLK CABLE OF SHELTER ISLAND, INC.

SUFFOLK CABLE OF SMITHTOWN, INC.

TELERAMA, INC.

PARTNERSHIPS:

CABLEVISION OF OSSINING LIMITED PARTNERSHIP

CABLEVISION SYSTEMS OF SOUTHERN CONNECTICUT LIMITED PARTNERSHIP

CABLEVISION OF CONNECTICUT, LIMITED PARTNERSHIP

CABLEVISION OF NEWARK

Schedule III-2

SCHEDULE IV

UNRESTRICTED SUBSIDIARIES

(* - material subsidiary)

1015 TIFFANY STREET CORPORATION

1070 JERICHO TURNPIKE CORP.

11 PENN TV, LLC

111 NEW SOUTH ROAD CORPORATION

1111 STEWART CORPORATION

1144 ROUTE 109 CORP.

389 ADAMS STREET CORPORATION

4CONNECTIONS LLC

AMC FILM HOLDINGS LLC

* AMERICAN MOVIE CLASSICS COMPANY LLC

AMERICAN MOVIE CLASSICS IV HOLDING CORPORATION

ANIMANIA COMPANY LLC

CABLEVISION NYI L.L.C

CABLEVISION PCS MANAGEMENT, INC.

CABLEVISION REAL ESTATE CORPORATION

CASSIDY HOLDINGS, INC.

CCG HOLDINGS, LLC

CORAM ROUTE 112 CORPORATION

CSC AT HOME HOLDING CORPORATION

CSC INVESTMENTS INC.

CSC T HOLDINGS I, INC.

CSC T HOLDINGS II, INC.

CSC T HOLDINGS III, INC.

CSC T HOLDINGS IV, INC.

CSC TECHNOLOGY, LLC

CSC TRANSPORT II, INC.

CSC TRANSPORT III, INC.

CSC TRANSPORT IV, INC.

CSC TRANSPORT, INC.

CSC VT, INC.

DIGITAL STORE LLC

DTV NORWICH LLC

EPICS COMPANY LLC

EQUATOR HD COMPANY LLC

FROWEIN ROAD CORPORATION

GALLERY HD COMPANY LLC

GAMEPLAY HD COMPANY LLC

HD CINEMA 10 COMPANY LLC

IFC ENTERTAINMENT LLC

IFC ENTERTAINMENT HOLDING LLC

IFC FILMS LLC

IFC IN THEATERS LLC

IFC PRODUCTIONS I L.L.C.

IFC THEATRES CONCESSIONS LLC

IFC THEATRES, LLC

KNOLLWOOD DEVELOPMENT CORP.

LAB HD COMPANY LLC

LS VOD COMPANY LLC

LS VOD HOLDINGS LLC

MONSTERS COMPANY LLC

MSG VARSITY NETWORK LLC

NEWS 12 COMPANY

NEWS 12 CONNECTICUT, INC.

NEWS 12 HOLDING CORPORATION

NEWS 12 II HOLDING CORPORATION

NEWS 12 INTERACTIVE, INC.

NEWS 12 NETWORKS LLC

NEWS 12 NEW JERSEY II, INC.

NEWS 12 NEW JERSEY L.L.C.

NEWS 12 NEW JERSEY, INC.

NEWS 12 THE BRONX HOLDING CORPORATION

NEWS 12 THE BRONX, L.L.C.

NEWS 12 TRAFFIC AND WEATHER LLC

NEWS 12 WESTCHESTER, INC.

NEWSBYTES COMPANY LLC

NEWSDAY LLC

NEWSDAY HOLDINGS LLC

NMG HOLDINGS, INC.

PRINCETON VIDEO IMAGE ISRAEL, LTD

PVI HOLDING, LLC

PVI PHILIPPINES CORPORATION

PVI VIRTUAL MEDIA SERVICES, LLC

RAINBOW ADVERTISING SALES CORPORATION

RAINBOW DBS COMPANY LLC

RAINBOW DBS HOLDINGS, INC.

RAINBOW FILM HOLDINGS LLC

* RAINBOW MEDIA ENTERPRISES, INC.

* RAINBOW MEDIA HOLDINGS LLC

RAINBOW MVDDS COMPANY LLC

* RAINBOW NATIONAL SERVICES LLC

RAINBOW NATIONAL SPORTS HOLDINGS LLC

RAINBOW NETWORK COMMUNICATIONS

* RAINBOW PROGRAMMING HOLDINGS LLC

RAVE COMPANY LLC

RMH GE HOLDINGS I, INC.

RMH GE HOLDINGS II, INC.

RMH GE HOLDINGS III, INC.

RNC HOLDING CORPORATION

Schedule IV-2

RNC II HOLDING CORPORATION

* RNS CO-ISSUER CORPORATION

RUSH HD COMPANY LLC

SELECTS VOD LLC

SPORTS ON DEMAND LLC

SUNDANCE CHANNEL (UK) LIMITED

SUNDANCE CHANNEL ASIA LLC

SUNDANCE CHANNEL EUROPE LLC

SUNDANCE CHANNEL INTERNATIONAL LLC

SUNDANCE CHANNEL L.L.C.

THE INDEPENDENT FILM CHANNEL LLC

THE NEW YORK INTERCONNECT L.L.C.

TREASURE HD COMPANY LLC

TWD PRODUCTIONS LLC

ULTRA HD COMPANY LLC

VOOM HD HOLDINGS LLC

WE TV ASIA, LLC

WE: WOMEN’S ENTERTAINMENT LLC

WEDDING CENTRAL LLC

WORLD PICKS LLC

WORLD SPORT COMPANY LLC

Schedule IV-3

EXHIBIT A

[Opinion of Sullivan & Cromwell LLP]

EXHIBIT B

[Opinion of Victoria D. Salhus, Esq., Senior Vice President,

Deputy General Counsel and Secretary for the Company]

B-1

EXHIBIT C

[Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.]

C-1